As filed with the Securities and Exchange Commission on March 16, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ______________
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	16-1213679 (I.R.S. Employer Identification No.)

5790 Widewaters Parkway Dewitt, New York 13214 (Address of Principal Executive Offices) (Zip Code) __________________
Community Bank System, Inc. 401(k) Employee Stock Ownership Plan (Full title of the plan) __________________
George J. Getman, Esq. Executive Vice President and General Counsel 5790 Widewaters Parkway DeWitt, New York 13214 (Name and address of agent for service)
(315) 445-2282 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $1.00	700,000	$38.17	$26,719,000	$2,690.60
par value per share

(1)     Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan, as amended (the “Plan”) to reflect stock splits, stock dividends, mergers and other capital changes.

(2)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the average of the high and low sales prices of Community Bank System, Inc.’s Common Stock on March 10, 2016, as reported on the New York Stock Exchange.

Explanatory Note

This Registration Statement on Form S-8 is filed to register an additional 700,000 shares of Community Bank System, Inc. (the “Company”) Common Stock, par value $1.00 per share, for issuance under the Community Bank System, Inc. 401(k) Stock Ownership Plan (the “401(k) Plan”).  On December 20, 2013, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-192994) (the “401(k) Plan Registration Statement”), to register 700,000 shares for issuance under the 401(k) Plan.  In accordance with Item E of the General Instructions to Form S-8, the contents of the 401(k) Plan Registration Statement are hereby incorporated by reference and made a part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

5.1	Opinion of George J. Getman regarding to the validity of the shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of George J. Getman (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the Signature Page of this registration statement).

Pursuant to Item 8(b) of Form S-8, the registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it has made or will make all changes required by the IRS as necessary in order to qualify the 401(k) Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of DeWitt, State of New York, on the 16th day of March, 2016.

COMMUNITY BANK SYSTEM, INC.

By: /s/ Mark E. Tryniski
Mark E. Tryniski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark E. Tryniski and Scott A. Kingsley, and each of them, his or her true and lawful attorneys−in−fact and agents, with full power of substitution and re−substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mark E. Tryniski Mark E. Tryniski	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2016

/s/ Scott A. Kingsley Scott A. Kingsley	Treasurer and Chief Financial Officer (Principal Financial Officer)	March 16, 2016

/s/ Nicholas A. DiCerbo Nicholas A. DiCerbo	Chairman of the Board	March 16, 2016

/s/ Brian R. Ace Brian R. Ace	Director	March 16, 2016

/s/ Mark J. Bolus Mark J. Bolus	Director	March 16, 2016

/s/ Neil E. Fesette Neil E. Fesette	Director	March 16, 2016

/s/ James A. Gabriel James A. Gabriel	Director	March 16, 2016

/s/ James W. Gibson, Jr. James W. Gibson, Jr.	Director	March 16, 2016

SIGNATURE	TITLE	DATE

/s/ Michael R. Kallet Michael R. Kallet	Director	March 16, 2016

/s/ Edward S. Mucenski Edward S. Mucenski	Director	March 16, 2016

/s/ John Parente John Parente	Director	March 16, 2016

/s/ Sally A. Steele Sally A. Steele	Director	March 16, 2016

/s/ Eric E. Stickels Eric E. Stickels	Director	March 16, 2016

/s/ John F. Whipple, Jr. John F. Whipple, Jr.	Director	March 16, 2016

The Plan.   Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of DeWitt, State of New York, on March 16, 2016.

COMMUNITY BANK SYSTEM, INC. 401(k) EMPLOYEE STOCK OWNERSHIP PLAN

Community Bank, N.A., Trustee

By: /s/ Mark E. Tryniski
Mark E. Tryniski
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of George J. Getman regarding to the validity of the shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of George J. Getman (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the Signature Page of this registration statement).
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